 Exhibit 99.1

American Resources Corporation Reports Second Quarter 2020 Financial Results and Provides Business Outlook

Company reports record $1.3 million of net income and $5.7 million of adjusted EBITDA

Launch of American Metal LLC subsidiary enables Company to generate additional revenue utilizing many of its existing resources

Well-positioned to be a long-term supplier of raw material to the global infrastructure market while bringing a more efficient and modernized business model to the industry

Strategic steps taken to transform Company into infrastructure company producing pure metallurgical carbon and metal aggregation, while enhancing environmental, social and governance (ESG) profile

Company expects multiple value driving milestones over the course of 2020

July 24, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / July 24, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, today reported its second quarter of 2020 financial results and provided a corporate update.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Over the course of the second quarter our team continued to execute on the strategic transformation of the Company to become a more diversified infrastructure company. In tandem, we made significant progress in advancing our efforts to better our industry-leading position as a stable, long-term and low-cost supplier of metallurgical carbon. Additionally, we were able to further demonstrate our ability to innovate and adapt by generating high-margin revenue from our recently established American Metals LLC subsidiary, which further diversifies our business model, while continuing to divest and monetize non-core assets.”

Second Quarter 2020 Key Highlights

●
Divested certain non-core assets in eastern Kentucky to further reduce the Company’s overall cost structure and environmental liabilities (asset retirement obligations) from its balance sheet and enhance the flexibility of its focused supply base in anticipation of worldwide infrastructure related demand.

●
Added a third, and subsequently have added a fourth environmental reclamation crew during the COVID-19 pandemic to expand its environmental remediation efforts to repair decommissioned and irrational thermal coal mining sites that are at or below the Company’s proprietary (economic and environmental) margin to reduce the Company’s long-term cost structure and maintain a safe working environment for employees.

●
Launched metal aggregation and processing subsidiary, American Metals to aggregate and process steel to be recycled in traditional and electric arc furnaces to produce new recycled steel. American Metals is working in conjunction with its expanded environmental remediation efforts primarily sourcing used steel from decommissioned coal mining operations and associated activities in the region. American Metals further demonstrates the Company’s ability to adapt and diversify its business as a leading supplier of raw materials to the growing global infrastructure market.

Mr. Jensen continued, “Looking forward to the remainder of 2020 and into the coming years, we remain quite optimistic on global infrastructure demand and believe governments around the world will continue to look to increase infrastructure projects as a way to stimulate economic activity as we recover from the ongoing COVID-19 pandemic. With the assets that we own today and the actions we have taken, we feel that we are in a great position to be a meaningful and growing supplier of raw materials to fulfill a portion of that demand. We believe the achievements we have made at our Perry County Resources complex have set it up to be one of the lowest, if not the lowest, PCI operations in the country that has production capabilities of over 1.0 million tons per year. We will continue to grow American Metals to provide used steel to be recycled and sold to traditional and electric arc furnace steel production facilities to further diversify our business in a meaningful way, and to advance and support our environmental efforts. Additionally, our McCoy Elkhorn complex is prepared to be brought back online as market conditions improve, and we are looking forward to advancing our Wyoming County complex towards production next year as a low-cost, premium mid-vol carbon complex.

“Lastly, and as we’ve previously stated, we believe our ESG efforts will further distinguish American Resources as industry revolutionaries. The partnerships we have made will accelerate our goals to permanently shut down and remediate irrational thermal coal operation throughout our region and find creative ways to contribute to the advancement of social and environmental issues facing this region,” added Mr. Jensen.

Financial Results for Second Quarter 2020

For the second quarter of 2020, American Resources reported net income of $1.3 million, or $0.05 per share for the three months ended June 30, 2020, as compared with a net loss of $8.96 million, or a loss of $0.38 per share, in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of $5.7 million in the first quarter of 2020, as compared with Adjusted EBITDA of $1.8 million for the first quarter of 2019.

Second Quarter 2020 Summary

Total revenues were $226,836 for the second quarter of 2020. Cost of sales (includes mining, transportation, royalty, holding and processing costs) for the second quarter of 2020 were $662,556, or 292 percent of total revenues, compared to $5.65 million, or 60 percent of total revenue in the same period of 2019.

General and administrative expenses for the second quarter of 2020 were $684,307, or 302 percent of total revenue, compared to $990,918 during the second quarter of 2019. Depreciation for the second quarter of 2020 was $293,746, or 129 percent of total revenue. American Resources incurred interest expense of $1.01 million during the second quarter of 2020 compared to $447,989 during the second quarter of 2019. Development costs during the quarter were $307,247, compared to $128,159 in the first quarter of 2020.

The Company did not incur any income tax expense in the first quarter of 2020 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $13,746,391 as of December 31, 2019.

Operational Results

During the second quarter of 2020, all carbon production was idled due to the disruptions related to the global COVID-19 pandemic. As previously stated, the Company instead shifted its primary focus on increasing efficiencies, reducing its long-term cost structure, monetizing non-core assets and advancing environmental reclamation.

Mr. Jensen reiterated, “During the COVID-19 outbreak, our first priority was to ensure the safety of our workers; thereafter, we wanted to strategically utilize this time to increase efficiencies at our operations for the long-term and are incredibly proud of the progress made on that front. We believe producing carbon at a loss is a horrible idea, however it is an unavoidable practice for some producers in our industry because of their significant fixed holding costs. Enabled by our low corporate overhead and our dedication to not waste valuable resources, we chose to focus on improving mine plans and advancing environmental reclamation during this market disruption, which we believe will drive significant long-term value for our shareholders as we look to be in position to ramp up production when the market stabilizes.”

The exhibit below summarizes some of the key sales, production and financial metrics:

	Three month ended		Three month ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Sales Volume (a)
Tons Sold	-	6,568	127,021

Company Production (a)
McCoy Elkhorn Coal	-	-	56,335
Perry County Resources	-	6,568	-
Deane Mining	-	-	70,686
Total	-	6,568	127,021

Company Financial Metrics(b)
Revenue per Ton	-	79.83	73.38
Cash Cost per Ton Sold (c)	-	282.46	49.27
Cash Margin per Ton (c)	-	(202.63)	24.11

Development Costs	$307,247	$128,159	1,887,447

Notes:
(a) In short tons
(b) Excludes transportation

(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measurse of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

AMERICAN RESOURCES CORPORATION
    CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended June 30, 2020	For the three months ended June 30, 2019	For the six months ended June 30, 2020	For the six months ended June 30, 2019

Coal Sales	$-	$9,321,250	$524,334	$16,315,526
Metal Aggregating, Processing and Sales	226,836	-	226,836	-
Processing Services Income	-	20,876	-	20,876

Total Revenue	226,836	9,342,126	751,170	16,336,402

Cost of Coal Sales and Processing	(662,556)	(5,654,568)	(2,517,743)	(12,298,655)
Accretion Expense	(370,587)	(320,098)	(741,174)	(641,799)
Depreciation	(293,746)	(804,889)	(1,208,798)	(1,621,805)
Amortization of Mining Rights	(313,224)	(802,590)	(626,448)	(1,339,381)
General and Administrative	(684,307)	(990,918)	(1,527,231)	(2,363,506)
Professional Fees	(316,280)	(631,934)	(510,326)	(4,965,830)
Production Taxes and Royalties	(89,827)	(603,957)	(250,057)	(1,863,543)
Development Costs	(307,247)	(2,887,448)	(435,406)	(4,487,565)

Total Operating Expenses	(3,037,774)	(12,696,402)	(7,817,183)	(29,582,084)

Net Loss from Operations	(2,810,938)	(3,354,276)	(7,066,013)	(13,245,182)

Other Income and (expense)
Other Income	(1,726,184)	214,529	(314,179)	480,954
Gain on Sale of Assets	6,820,949	-	6,820,949	-
Loss on settlement of payable	-	-	-	(22,660)
Amortization of debt discount and issuance costs	(5,758)	(2,869,118)	(5,758)	(7,502,979)
Interest Income	41,171	41,172	123,514	82,343
Warrant Modification Expense	-	(2,545,360)	-	(2,545,360)
Interest expense	(1,011,003)	(447,989)	(1,511,643)	(772,843)
Total Other income (expense)	4,119,175	(5,606,766)	5,112,883	(10,280,545)

Net Income (Loss)	$1,308,237	$(8,961,042)	$(1,953,130)	$(23,526,227)

Net loss per common share - basic and diluted	$.05	$(0.38)	$(.07)	$(1.07)

Weighted average common shares outstanding	26,833,809	23,345,857	27,122,160	22,078,999

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS
Cash	$1,618,582	$3,324
Accounts Receivable	37,400	2,424,905
Inventory	150,504	515,630
Prepaid fees	175,000	-
Accounts Receivable - Other	234,240	234,240
Total Current Assets	2,215,726	3,178,099

OTHER ASSETS
Cash - restricted	535,641	265,487
Processing and rail facility	12,554,715	12,723,163
Underground equipment	7,850,626	8,294,188
Surface equipment	3,136,906	3,224,896
Acquired mining rights	669,860	669,860
Coal refuse storage	12,171,271	12,171,271
Less Accumulated Depreciation	(12,715,725)	(11,162,622)
Land	1,748,169	1,748,169
Note Receivable	4,117,139	4,117,139
Total Other Assets	30,068,602	32,051,551

TOTAL ASSETS	$32,284,328	$35,229,650

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$11,456,102	$11,044,479
Accounts payable – related party	885,029	718,156
Accrued interest	1,197,050	2,869,763
Due to affiliate	74,000	132,000
Current portion of long term-debt (net of unamortized discount of $- and $134,296)	16,601,920	20,494,589
Current portion of convertible debt, (net of unamortized discount of $- and $-)	-	7,419,612
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	32,541,270	45,006,407

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $422,941 and $428,699)	4,731,760	5,415,271
Convertible note payables – long term	14,517,371	-
Reclamation liability	14,981,814	17,512,613
Total Other Liabilities	34,230,945	22,927,884

Total Liabilities	66,772,215	67,934,291

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 26,040,512 and 27,410,512 shares issued and outstanding	2,603	2,740
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
AREC - Series C Preferred stock: $.0001 par value; 20,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
Additional paid-in capital	90,611,151	90,326,104
Accumulated deficit	(125,101,641)	(123,033,485)
Total Stockholders’ Equity (Deficit)	(34,487,887)	(32,704,641)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$32,284,328	$35,229,650

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the six months ended	For the six months ended
	June 30, 2020	June 30, 2019
Cash Flows from Operating activities:
Net loss	$(1,953,130)	$(23,526,227)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,208,798	1,621,805
Amortization of mining rights	626,448	1,339,381
Accretion expense	741,174	641,799
Liabilities reduced due to sale of assets	(3,271,973)	-
Recovery of previously impaired accounts receivable	-	(50,806)
Amortization of issuance costs and debt discount	-	7,502,979
Warrant modification expense	-	2,545,360
Stock option expense	142,296	142,296
Issuance of warrants in connection with convertible notes	1,223,700	-
Issuance of shares for services	18,800	-
Issuance of shares for debt settlement	642,060	-
Warrant expense	87,754	2,524,500
Shares returned as part of asset sale	(1,840,200)	-
Share compensation expense	-	1,806,040
Change in current assets and liabilities:

Accounts receivable	2,387,505	(597,015)
Inventory	365,126	42,774
Prepaid expenses and other assets	(175,000)	(335,174)
Accounts payable	296,597	(1,679,980)
Funds held for others	-	(59,707)
Accrued interest	(1,672,713)	579,486
Accounts payable - related party	108,234	123,002
Cash used in operating activities	(1,064,524)	(7,379,486)

Cash Flows from Investing activities:

Cash received (paid) for PPE, net	417,857	(735,495)
Cash provided by (used in) investing activities	417,857	(735,495)

Cash Flows from Financing activities:

Principal payments on long term debt	(72,255)	(2,314,680)
Proceeds from convertible debt	1,751,477	-
Proceeds from the sale of common stock, net	10,500	4,354,000
Proceeds from long term debt	2,649,800	4,299,980
Net proceeds from (payments to) factoring agreement	(1,807,443)	565,657
Cash provided by financing activities	2,532,079	6,904,957

Increase(decrease) in cash and restricted cash	1,885,412	(1,210,024)

Cash and restricted cash, beginning of period	268,811	2,704,799

Cash and restricted cash, end of period	$2,154,223	$1,494,775

Supplemental Information
Non-cash investing and financing activities
Assumption of net assets and liabilities for asset acquisitions	$-	$2,500,000
Common shares issued in asset acquisition	$-	$24,400,000
Conversion of accounts payable to common stock	$-	$231,661
Issuance of common shares with note payable	$-	$87,250
Conversion of Series A Preferred into common stock	$-	$161
Conversion of Series B Preferred into common stock	$-	$1
Warrant exercise for common shares	$-	$60
Discount on note due to beneficial conversion feature	$-	$7,362,925
Cancellation of common shares	$-	$11

Cash paid for interest	$208,154	$281,832
Cash paid for income taxes	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended June 30, 2020	For the three months ended June 30, 2019
Net Income	1,308,237	(8,961,042)

Interest & Other Expenses	1,011,003	5,606,766
Income Tax Expense	-	-
Accretion Expense	370,587	320,098
Depreciation	293,746	804,889
Amortization of Mining Rights	313,224	802,590
Amortization of Dedt Discount & Issuance	5,758	-
Non-Cash Stock Options	142,296	73,602
Non-Cash Warrant Expense	1,108,675	-
Non-Cash Share Comp. Expense	748,614	273,340
Development Costs	307,247	2,887,448
PCR Restructuring Expenses	113,889	-

Total Adjustments	4,415,039	10,768,733

Adjusted EBITDA	5,723,276	1,807,691

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation